Offer to Purchase for Cash

Up to 1,000,000 Shares of its Common Stock

(Including the associated Series A Participating Preferred Stock Purchase Rights)
At a Purchase Price Not Greater Than $14.00
Nor Less Than $11.00 Per Share
by

CPI Corp.

          THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, DECEMBER 20, 2004, UNLESS CPI EXTENDS THE TENDER OFFER.

November 12, 2004

To Our Clients:

      Enclosed for your consideration are the offer to purchase, dated November 12, 2004, and the letter of transmittal, in connection with the tender offer by CPI Corp., a Delaware corporation (“CPI”), to purchase up to 1,000,000 shares of its common stock, par value $0.40 per share including the associated Series A Participating Preferred Stock Purchase Rights issued under the Rights Agreement, dated as of March 13, 2000, between CPI and Harris Trust and Savings Bank., as Rights Agent (the “associated preferred stock purchase rights,” and together with such shares, the “shares”). Pursuant to the offer to purchase and the letter of transmittal, which together (as each may be amended and supplemented from time to time) constitute the tender offer, CPI will purchase the shares at a price, specified by tendering stockholders, not greater than $14.00 nor less than $11.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase. Unless the associated preferred stock purchase rights are redeemed prior to the expiration of the tender offer, a tender of shares will also constitute a tender of the associated preferred stock purchase rights.

      CPI will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not greater than $14.00 nor less than $11.00 per share (the “Purchase Price”), that it will pay for shares properly tendered and not properly withdrawn pursuant to the terms of the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. CPI will select the lowest Purchase Price that will allow it to purchase 1,000,000 shares, or such fewer number of shares as are properly tendered and not properly withdrawn, at prices not greater than $14.00 nor less than $11.00 per share, under the tender offer.

      All shares properly tendered before the expiration date (as specified in Section 1 of the offer to purchase) at prices at or below the Purchase Price and not properly withdrawn will be purchased by CPI at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the “odd lot,” proration and conditional tender provisions thereof. All shares tendered at prices in excess of the Purchase Price and all shares that CPI does not accept for purchase because of proration or conditional tenders will be returned at CPI’s expense to the stockholders that tendered such shares as promptly as practicable after the expiration date. CPI expressly reserves the right, in its sole discretion, to purchase more than 1,000,000 shares under the tender offer, subject to applicable law.

      We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the letter of transmittal for your information only. You cannot use the letter of transmittal to tender shares we hold for your account. The letter of transmittal must be completed and executed by us, according to your instructions.

      Please instruct us as to whether you wish us to tender, on the terms and subject to the conditions of the tender offer, any or all of the shares we hold for your account, by completing and signing the Instruction Form enclosed herein.

Please note carefully the following:

      1. You may tender shares at prices not greater than $14.00 nor less than $11.00 per share as indicated in the enclosed Instruction Form, net to you in cash, without interest.

      2. You should consult with your broker and/or your tax advisor as to whether (and if so, in what manner) you should designate the priority in which you want your tendered shares to be purchased in the event of proration.

      3. The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 7 of the offer to purchase, which you should read carefully.

      4. The tender offer, the proration period and the withdrawal rights will expire at 5:00 p.m., New York City time, on December 20, 2004, unless CPI extends the tender offer.

      5. The tender offer is for 1,000,000 shares, constituting approximately 12.9% of the shares outstanding as of November 5, 2004.

      6. Tendering stockholders who are registered stockholders or who tender their shares directly to Computershare Trust Company of New York will not be obligated to pay any brokerage commissions or fees, solicitation fees, or (except as set forth in the offer to purchase and Instruction 9 to the letter of transmittal) stock transfer taxes on CPI’s purchase of shares under the tender offer.

      7. If you (i) own beneficially or of record an aggregate of fewer than 100 shares, (ii) instruct us to tender on your behalf ALL of the shares you own at or below the Purchase Price before the expiration date and (iii) check the box captioned “Odd Lots” in the attached Instruction Form, then CPI, upon the terms and subject to the conditions of the tender offer, will accept all of your tendered shares for purchase regardless of any proration that may be applied to the purchase of other shares properly tendered but not meeting the above conditions.

      8. If you wish to condition your tender upon the purchase of all shares tendered or upon CPI’s purchase of a specified minimum number of the shares that you tender, you may elect to do so and thereby avoid (in full or in part) possible proration of your tender. CPI’s purchase of shares from all tenders which are so conditioned will be determined, to the extent necessary, by random lot. To elect such a condition complete the section captioned “Conditional Tender” in the attached Instruction Form.

      9. If you wish to tender portions of your shares at different prices, you must complete a SEPARATE Instruction Form for each price at which you wish to tender each such portion of your shares. We must and will submit separate letters of transmittal on your behalf for each price you will accept.

      10. The Board of Directors of CPI has approved the tender offer. However, neither CPI nor its Board of Directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares for purchase, or as to the price or prices at which stockholders should choose to tender their shares. Stockholders must make their own decisions as to whether to tender their shares and, if so, how many shares to tender and the price or prices at which they should tender such shares. CPI’s directors and executive officers have advised CPI that they do not intend to tender any shares in the tender offer.

      If you wish to have us tender any or all of your shares, please instruct us to that effect by completing, executing, and returning to us the enclosed Instruction Form. A pre-addressed envelope is enclosed for your convenience. If you authorize us to tender your shares, we will tender all of the shares that we hold beneficially for your account unless you specify otherwise on the enclosed Instruction Form.

      Please forward your completed Instruction Form to us in a timely manner to give us ample time to permit us to submit the tender on your behalf before the expiration date of the tender offer. The tender offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on December 20, 2004, unless CPI extends the tender offer.

      As described in the offer to purchase, if more than 1,000,000 shares, or such greater number of shares as CPI may elect to purchase in accordance with applicable law, are properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date, then CPI will accept shares for purchase at the Purchase Price in the following order of priority:

1. First, CPI will purchase all shares properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date by any “odd lot” holder who:

(a) tenders ALL of the shares owned beneficially or of record by such odd lot holder at or below the Purchase Price before the expiration date (partial tenders will not qualify for this preference); AND

(b) completes the section captioned “Odd Lots” on the letter of transmittal and, if applicable, on the notice of guaranteed delivery,

      without regard to any proration that would otherwise be applicable to such “odd lot” shares.

2. Second, after CPI has purchased all properly tendered (and not validly withdrawn) “odd lot” shares, CPI will purchase all other shares properly tendered at or below the Purchase Price before the expiration date (and not properly withdrawn) on a pro rata basis if necessary, subject to the conditional tender provisions described in Section 6 of the offer to purchase, and with adjustments to avoid purchases of fractional shares, all as provided in the offer to purchase.

3. Third, and only if necessary to permit CPI to purchase 1,000,000 shares (or such greater number of shares as CPI may elect to purchase subject to applicable law), CPI will purchase properly tendered shares from holders who have tendered shares conditionally (and for whom the condition was not initially satisfied) by random lot to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered (and for whom the condition was not initially satisfied) must have tendered all of their shares.

      The tender offer is being made solely under the offer to purchase and the letter of transmittal and is being made to all record holders of shares. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

      YOUR PROMPT ACTION IS REQUESTED. PLEASE FORWARD YOUR COMPLETED INSTRUCTION FORM TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER.

Instruction Form with Respect to

CPI Corp.

Offer to Purchase for Cash

Up to 1,000,000 Shares of its Common Stock

(Including the associated Series A Participating Preferred Stock Purchase Rights)
At a Purchase Price Not Greater Than $14.00
Nor Less Than $11.00 Per Share

       The undersigned acknowledge(s) receipt of your letter in connection with the tender offer by CPI Corp., a Delaware corporation (“CPI”), to purchase up to 1,000,000 shares of its common stock, par value $0.40 per share including the associated Series A Participating Preferred Stock Purchase Rights issued under the Rights Agreement, dated as of March 13, 2000, between CPI and Harris Trust and Savings Bank, as Rights Agent (the “associated preferred stock purchase rights,” and together with such shares, the “shares”), at a price specified by the undersigned and not greater than $14.00 nor less than $11.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the enclosed offer to purchase, dated November 12, 2004 and the letter of transmittal, which together (as each maybe amended and supplemented from time to time) constitute the tender offer. Unless the associated preferred stock purchase rights are redeemed prior to the expiration of the offer, a tender of shares will also constitute a tender of the associated preferred stock purchase rights.

      The undersigned understands that CPI will, upon the terms and subject to the conditions of the tender offer, (i) determine a single per share price not greater than $14.00 nor less than $11.00 per share (the “Purchase Price”) and (ii) purchase the shares properly tendered and not properly withdrawn under the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. CPI will select the lowest Purchase Price that will allow it to purchase 1,000,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not greater than $14.00 nor less than $11.00 per share under the tender offer. CPI will purchase all shares properly tendered at prices at or below the Purchase Price and not properly withdrawn at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the odd lot, proration and conditional tender provisions described in the offer to purchase. All other shares, including shares tendered at prices in excess of the Purchase Price and shares that CPI does not accept for purchase because of proration or conditional tenders will be returned at CPI’s expense to the stockholders that tendered such shares as promptly as practicable.

      The undersigned hereby instruct(s) you to tender to CPI the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, in accordance with the terms and subject to the conditions of the tender offer.

NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE

UNDERSIGNED: __________________ SHARES*

*	Unless you indicate otherwise, we will assume that you are instructing us to tender all of the shares held by us for your account.

CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT

CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER

(See Instruction 5 of the letter of transmittal)

☐	The undersigned wants to maximize the chance of having CPI purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by CPI pursuant to the tender offer (the “Purchase Price”). This action could result in receiving a price per share of as low as $11.00.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

(See Instruction 5 of the letter of transmittal)

      By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously validly withdrawn those shares at a different price in accordance with Section 4 of the offer to purchase.

Price (in Dollars) Per Share at Which Shares Are Being Tendered

☐	$11.00	☐	$12.00	☐	$13.00	☐	$14.00
☐	$11.25	☐	$12.25	☐	$13.25
☐	$11.50	☐	$12.50	☐	$13.50
☐	$11.75	☐	$12.75	☐	$13.75

You WILL NOT have validly tendered your shares

unless you check ONE AND ONLY ONE BOX ON THIS PAGE.

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ODD LOTS

(See Instruction 6 of the letter of transmittal)

      To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐	By checking this box, the undersigned represents that the undersigned owns beneficially or of record an aggregate of fewer than 100 shares and is instructing the holder to tender all such shares.

In addition, the undersigned is tendering shares either (check ONE box):

☐	at the Purchase Price, which will be determined by CPI in accordance with the terms of the tender offer (persons checking this box should check the first box on the previous page, under the heading “Shares Tendered at Price Determined Pursuant to the Tender Offer”); OR

☐	at the price per share indicated on the previous page under “Price (in Dollars) Per Share at Which Shares Are Being Tendered.”

CONDITIONAL TENDER

(See Instruction 12 of the letter of transmittal)

A tendering stockholder may condition such stockholder’s tender of any shares upon the purchase by CPI of a specified minimum number of the shares such stockholder tenders, as described in Section 6 of the offer to purchase. Unless CPI purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, CPI will not purchase any of the shares tendered below. It is the tendering stockholder’s responsibility to calculate that minimum number, and we urge each stockholder to consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that CPI must purchase if CPI purchases any shares, CPI will deem your tender unconditional.

☐	The minimum number of shares that CPI must purchase if CPI purchases any shares, is: shares.

If, because of proration, CPI will not purchase the minimum number of shares that you designate, CPI may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares. To certify that you are tendering all of the shares you own, check the box below.

☐	The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, PLEASE ALLOW SUFFICIENT TIME TO ASSURE DELIVERY.

— PLEASE SIGN ON THE NEXT PAGE —

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SIGNATURE

Please Print

Signature(s):

Names(s):

Taxpayer Identification or Social Security Number:

Address(es):

(include zip code)

Area Code & Phone Number(s):

Date:

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